Exhibit 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 22, 2002 included in this Form 10-K, into American Biogenetic Sciences, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 33-35992, 33-39683, 33-51240, 33-65416, 333-09473, 333-45644,
333-59351 and 333-93071), and previously filed Registration Statements on Form S-3 (File Nos. 333-13615, 333-13619, 333-13623, 333-14447, 333-36106, 333-36110,
333-36116, 333-59345, 333-60117 and 333-69735).





/s/ Arthur Andersen LLP


Melville, New York
March 25, 2002